Exhibit 99.1

For Immediate Distribution

CRESTWOOD AND INERGY TO MERGE FORMING $7 BILLION MIDSTREAM ENERGY PARTNERSHIP

Creates an Integrated Mid-Cap MLP Linking Fundamental Energy Supply

with Fundamental Energy Demand Across the Midstream Value Chain

Companies to Host Conference Call at 8:30 AM ET Today

HOUSTON, Tx. and KANSAS CITY, Mo. – May 6, 2013 – Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood Midstream”) and Crestwood Holdings LLC (“Crestwood Holdings”) (collectively, “Crestwood”) and Inergy, L.P. (NYSE:NRGY) (“Inergy L.P.”) and Inergy Midstream, L.P. (NYSE:NRGM) (“Inergy Midstream”) (collectively, “Inergy”) today announced the signing of definitive agreements to create a fully integrated midstream partnership with a total enterprise value of approximately $7 billion.

The combination of Crestwood and Inergy creates a diverse platform of midstream assets providing broad-ranging services in the premier shale plays in North America including the Marcellus Shale, Bakken Shale, Eagle Ford Shale, Permian Basin, Powder River Basin Niobrara Shale, Utica Shale, Barnett Shale, Fayetteville Shale, Granite Wash, Haynesville Shale and Monterey Shale. The complementary services offered by Crestwood and Inergy create attractive operational and financial synergies. In addition, enhanced scale and diversification provide further financial flexibility to position the combined partnership to be a formidable competitor for major greenfield development and acquisition opportunities across the midstream value chain. Further, the combination of a significant portfolio of long-term, fee-based contracts with high-quality customers, coupled with a sizable backlog of organic capital opportunities across multiple geographies, provides meaningful visibility to long-term growth.

Under the terms of the definitive transaction agreements, which have been approved by the boards of directors and independent committees of Crestwood and Inergy, the combination will be implemented through a series of transactions, which will result in Crestwood Holdings acquiring the general partner, and thus control, of Inergy L.P. Crestwood’s Chairman, President and Chief Executive Officer, Robert G. Phillips, will lead Inergy L.P. following completion of the transactions, and will serve as Chairman, President and Chief Executive Officer of the combined company. Until all of the transactions have closed, Crestwood Midstream and Inergy Midstream will continue to operate as separate, independent companies.

The terms of the agreements are as follows: Crestwood Holdings will acquire the general partner of Inergy L.P. and will contribute the general partner and incentive distribution rights of Crestwood Midstream to Inergy L.P. in exchange for Inergy L.P. common units. Separately, Crestwood Midstream will be merged with a subsidiary of Inergy Midstream. In the merger, Crestwood Midstream unitholders will receive 1.070 common units of Inergy Midstream for each unit of Crestwood Midstream they own, representing a 5% premium to the 20-day volume weighted average price (“VWAP”) of Crestwood Midstream’s common units. Additionally, all Crestwood Midstream public unitholders other than Crestwood Holdings will receive a one-time cash payment at closing of the merger of approximately $35 million in the aggregate, or $1.03 per unit, $25 million of which will be payable by Inergy Midstream and approximately $10 million of which will be payable by Crestwood Holdings. Inergy Midstream and

Inergy L.P. will continue to be listed on the NYSE under the ticker symbols NRGM and NRGY, respectively.

“We view this transaction as a merger of equals through which we are creating a larger, more diversified operating platform that will be highly attractive to investors, customers, creditors and employees,” said Robert G. Phillips, Chairman, President and CEO of Crestwood. “Crestwood operates a first-class portfolio of shale-focused midstream assets, but our operational capabilities and services to our customers currently end at the tailgate of the processing plant. With this combination, we will truly begin to experience the power of the value chain growth strategy by offering our customers a more comprehensive and competitive suite of services that enables us to capture incremental fee opportunities that expand margins and maximize returns on investment.”

“This combination with Crestwood represents Inergy’s ongoing and exciting transformation into a pure-play midstream service provider and is accretive to Inergy L.P. and Inergy Midstream unitholders on a per unit basis,” said John J. Sherman, Chairman and Chief Executive Officer of Inergy. “Both of our companies are focused on capitalizing on the rapidly developing U.S. shale plays, and we have been evaluating a number of opportunities to expand our services to gain access to incremental hydrocarbon supply. Crestwood’s reputation and strong competitive position in the gathering and processing, or supply side of the business, greatly complements what we do on the demand side of the business. We believe bringing the two partnerships together through a merger of equals creates a powerful combination that will drive significant value.”

Strategic Highlights

•	Increased size, scale and diversity: Together, Crestwood and Inergy have a unique and diverse set of midstream assets and services with visible long-term growth potential and clear operating and financial synergies. The pro forma enterprise is expected to generate approximately $450 million of 2013 estimated EBITDA and to have a total enterprise value of greater than $7 billion, including both Inergy L.P. and Inergy Midstream. By building scale, the combined partnership expects to have increased access to capital and an improved cost of capital that better positions the partnership to secure and execute on sizable and accretive organic development and acquisition opportunities.

•	Complementary growth strategies: Both companies are focused on capitalizing on the unprecedented midstream growth opportunity resulting from the upstream development of North American shale plays. The combined partnership will have one of the top shale portfolios in the industry with an established position or an active development project in every premier shale play in the U.S.

•	Further expands the value chain linking fundamental supply to fundamental demand: By combining services and asset positions, Crestwood and Inergy will be able to leverage each other’s strong customer relationships on both ends of the value chain. Crestwood provides extensive relationships and existing contracts with the top shale producers and Inergy provides extensive relationships with ultimate end-users including LDCs, refiners, petrochemicals, marketers and producers.

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Greater cash flow stability and visibility: Through its expanded customer base and service offering, no single customer would account for more than 20% of the combined partnership’s current revenues. Furthermore, approximately 84% of the consolidated partnership’s expected 2013 gross margin is under fixed-fee contracts, 51% of which is under firm, take-or-pay style contracts with no volumetric or commodity risk.

•	Enhanced credit profile: The combined partnership is anticipated to receive a credit rating in line with the current Inergy corporate family rating. With a strong pro forma balance sheet, significant contracted cash flows and strong ability to continue de-leveraging, achieving investment grade status to further drive cost of capital synergies continues to be a key objective of the partnership.

•	Delivers significant revenue and cost synergies: The combined partnership is positioned to realize significant commercial and operating synergies given the complementary nature of the business segments, the intent to further expand across the value chain through future development opportunities and incremental acquisitions and consolidation. In addition, Crestwood and Inergy expect to fully realize financial synergies of approximately $15 to $20 million on an annual run rate within the next 24 months. Savings are expected to be realized through the alignment of assets to maximize efficiencies and overhead consolidation as well as significant cost of capital savings.

•	Experienced, dedicated employee base, leadership, and sponsorship: The combination brings together two world-class organizational staffs, including a combined senior management team with a significant track record of value creation at some of the industry’s largest organizations including Enterprise Products Partners, El Paso Corporation, Kinder Morgan and Williams.

•	Strong sponsorship with continued alignment of interests to drive unitholder value: Through its continued ownership of Crestwood Holdings, First Reserve, who, with management, owns 100% of Crestwood Holdings and who is Crestwood Midstream’s largest unitholder (owning approximately 43% of its outstanding limited partner interests), continues to demonstrate its commitment to the ongoing growth of the partnership. In addition to First Reserve’s substantial investment capital, having raised $23 billion since inception, its significant industry relationships and broad portfolio of energy assets facilitate new business opportunities. Examples include Crestwood’s current contracts with Sabine Oil and Gas, Mountaineer Keystone and RKI Exploration and Inergy’s current contracts with PBF Energy.

Transaction Details

The combination of Inergy and Crestwood will be effected through a series of transactions. In the first transaction, which is expected to close in mid-June, Crestwood Holdings will acquire the general partner of Inergy L.P. for $80 million in cash. Prior to the closing of this transaction, Inergy L.P. will distribute to its unitholders all of the 56.4 million common units that it owns in Inergy Midstream. The closing of Crestwood Holdings’ acquisition of the general partner of Inergy L.P. is conditioned upon Inergy L.P.’s special distribution of its Inergy Midstream common units to Inergy L.P. unitholders. Upon closing of this transaction, Crestwood Holdings will own the general partner, and thus control, of Inergy L.P.

In the second transaction, which is cross-conditioned with the transaction above and is expected to close simultaneous with the transaction above, Crestwood Holdings will contribute to Inergy L.P. 100% of its interest in Crestwood Gas Services GP LLC, the general partner of Crestwood Midstream that also owns 100% of the incentive distribution rights of Crestwood Midstream, in exchange for 35.1 million common units and 4.4 million subordinated units of Inergy L.P. Crestwood Holdings has also entered into an agreement that provides that, subject to the closing of the second transaction, Crestwood Holdings will have the option to contribute to Inergy L.P. 7.1 million of the Inergy Midstream common units it receives in the merger described below (or in the event the merger agreement is terminated, 6.7 million Crestwood Midstream Units) in exchange for 14.3 million common units of Inergy L.P., which if exercised would result in it owning approximately 29% of the total common units of Inergy L.P. outstanding.

In the final transaction, which is expected to close in the third calendar quarter of 2013, Crestwood Midstream will be merged into a subsidiary of Inergy Midstream. In the merger, Crestwood Midstream unitholders will receive 1.070 units of Inergy Midstream for each unit of Crestwood Midstream they own, representing a 5% premium to the 20-day VWAP of Crestwood Midstream’s units. Additionally, all Crestwood Midstream public unitholders other than Crestwood Holdings will receive a one-time cash payment at closing of approximately $35 million in the aggregate, or $1.03 per unit, $25 million of which will be payable by Inergy Midstream and approximately $10 million of which will be payable by Crestwood Holdings. The total consideration received by the Crestwood Midstream public unitholders other than Crestwood Holdings represents a 14% premium relative to Crestwood Midstream’s closing price on Friday, May 3, 2013. The merger is conditioned on the approval of the holders of a majority of the limited partner interests of Crestwood Midstream. Crestwood Holdings has agreed to vote its limited partner interests in favor of the transaction. The merger is also conditioned on the closing of the first and second transactions described above, but the first and second transactions are not conditioned on the closing of the merger.

Upon closing of the merger, and assuming the election by Crestwood Holdings of its right to contribute Inergy Midstream units to Inergy L.P., ownership of Inergy Midstream L.P. is expected to be as follows:

•	Current Crestwood Midstream public unitholders other than Crestwood Holdings will own approximately 24.4%;

•	Crestwood Holdings and its affiliates will own approximately 13.7%;

•	Current Inergy Midstream public unitholders will own approximately 19.4%;

•	Current Inergy L.P. public unitholders will own approximately 29.9%;

•	Inergy L.P. will own approximately 4.7%; and

•	Current management of Inergy will own approximately 7.9%.

Upon closing of the merger, and assuming the election by Crestwood Holdings of its right to contribute Inergy Midstream units to Inergy L.P., ownership of Inergy L.P. is expected to be as follows:

•	Current Inergy L.P. public unitholders will own approximately 56.4%;

•	Crestwood Holdings and its affiliates will own approximately 29.0%; and

•	Current management of Inergy will own approximately 14.6%.

Together, Crestwood Holdings, Crestwood management and Inergy management teams are expected to hold units of the combined company valued in excess of $1.5 billion, highlighting the management team’s close alignment of interests with fellow unitholders.

Headquarters and Management

The name of the combined company will be decided as the companies move closer to finalizing the transaction. Following the close of the transaction, the combined partnership will be headquartered in Houston, Texas with executive offices in Kansas City, Missouri and Fort Worth, Texas.

Robert G. Phillips will act as Chairman, President and Chief Executive Officer of the combined company. The executive management team, which is expected to include senior executives from both companies, will be announced upon completion of the merger. The combined companies’ newly constituted Boards of Directors will include representatives from both Crestwood and Inergy. Upon closing, Inergy Chairman and CEO, John J. Sherman and President, R. Brooks Sherman, Jr., will step down from day-to-day management roles at the new partnership; however, both John J. Sherman and R. Brooks Sherman have elected to maintain 100% of their meaningful personal investment in the pro forma partnership. Additionally, John J. Sherman will continue to serve as a director on both the board of Inergy L.P. as well as the board of Inergy Midstream.

Advisors

Citigroup Global Markets Inc. acted as exclusive financial advisor to Crestwood, and Simpson Thacher & Bartlett LLP and Akin Gump Strauss Hauer & Feld LLP acted as legal counsel to Crestwood. Evercore Partners served as exclusive financial advisor to the Conflicts Committee of the Crestwood Midstream Board of Directors, and Morris, Nichols, Arsht & Tunnell LLP served as legal counsel to the Conflicts Committee of the Crestwood Midstream Board of Directors. Greenhill & Co. served as lead financial advisor and Jefferies LLC served as co-financial advisor and sole technical advisor for Inergy L.P. and Inergy Midstream. Vinson & Elkins LLP acted as legal counsel to Inergy L.P. and Inergy Midstream. SunTrust Robinson Humphrey, Inc. acted as financial advisor to a committee of independent directors of the Inergy L.P. Board of Directors, and Richards, Layton & Finger, P.A. served as legal counsel to the committee. Tudor Pickering Holt & Co. served as financial advisor to a committee of independent directors of the Inergy Midstream Board of Directors, and Potter Anderson & Corroon LLP served as legal counsel to the committee.

Conference Call and Webcast

Crestwood and Inergy will host a conference call on Monday, May 6, 2013, at 8:30 a.m. Eastern Time to discuss the transaction. Prepared remarks by Crestwood Chairman, President and Chief Executive Officer Robert G. Phillips and Inergy L.P. Chairman and Chief Executive Officer John J. Sherman, will be followed by a question and answer session.

Investors and analysts are invited to participate in the call by dialing (866) 610-1072, or (973) 935-2840 for international calls using Conference ID: 68638063. Interested parties may also listen over the Internet on the companies’ investor relations pages at www.crestwoodlp.com or www.inergylp.com.

A replay of the call will be available on the companies’ websites or by phone until 11:30 a.m. Eastern Time on May 13, 2013. The number for the replay is (800) 585-8367, or (404) 537-3406 for international calls using Conference ID: 68638063.

About Crestwood Midstream Partners LP

Houston, Texas based Crestwood is a growth-oriented, midstream master limited partnership which owns and operates predominately fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale in north Texas, the Marcellus Shale in northern West Virginia, the Fayetteville Shale in northwest Arkansas, the Granite Wash in the Texas Panhandle, the Avalon Shale/Bone Spring in southeastern New Mexico and the Haynesville/Bossier Shale in western Louisiana. For more information about Crestwood, visit www.crestwoodlp.com.

About Inergy, L.P.

Inergy, L.P., headquartered in Kansas City, Missouri, is a publicly traded master limited partnership. Inergy’s operations include a natural gas storage business in Texas and an NGL supply logistics, transportation, and marketing business that serves customers in the United States and Canada. Through its general partner interest and majority equity ownership interest in Inergy Midstream, L.P., Inergy is also engaged in the development and operation of natural gas, NGL and crude oil storage, transportation, and logistics businesses in the Northeast region of the United States and in North Dakota. For more information about Inergy, L.P., visit www.inergylp.com.

About Inergy Midstream, L.P.

Inergy Midstream, L.P., headquartered in Kansas City, Missouri, is a publicly traded master limited partnership engaged in the development and operation of natural gas, NGL and crude oil storage, transportation, and logistics businesses in the Northeast region of the United States and in North Dakota. For more information about Inergy Midstream, L.P., visit www.inergylp.com/midstream.

Additional Information and Where to Find It

This press release contains information about the proposed merger involving Crestwood and Inergy Midstream. In connection with the proposed merger, Inergy Midstream will file with the SEC a registration statement on Form S-4 that will include a proxy statement/prospectus for the unitholders of Crestwood. Crestwood will mail the final proxy statement/prospectus to its unitholders. INVESTORS AND UNITHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CRESTWOOD, INERGY MIDSTREAM, THE PROPOSED MERGER AND RELATED MATTERS. Investors and unitholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by Inergy Midstream and Crestwood through the website maintained by the SEC at www.sec.gov. In addition, investors and unitholders will be able to obtain free copies of documents filed by Crestwood with the SEC from Crestwood’s website, www.crestwoodlp.com, under the heading “SEC Filings” in the “Investor Relations” tab and free copies of documents filed by Inergy Midstream with the SEC from Inergy Midstream’s website, www.inergylp.com, under the heading “SEC Filings” in the Inergy Midstream, L.P. “Investor Relations” tab.

Participants in the Solicitation

Crestwood, Inergy Midstream, Inergy, L.P. and their respective general partner’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of Crestwood in respect of the proposed merger transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the unitholders of Crestwood in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information regarding Crestwood’s directors and executive officers is contained in Crestwood’s Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the SEC. Information regarding Inergy’s directors and executive officers is contained in Inergy Midstream’s Annual Report on Form 10-K for the year ended September 30, 2012, which is filed with the SEC. Information regarding Inergy’s directors and executive officers is contained in Inergy, L.P.’s Annual Report on Form 10-K for the year ended September 30, 2012, which is filed with the SEC. Free copies of these documents may be obtained from the sources described above.

Forward Looking Statements

The statements in this communication regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood’s and Inergy’s management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood’s or Inergy’s financial condition, results of operations and cash flows include, without limitation, failure to satisfy closing conditions with respect to the merger; the risks that the Crestwood and Inergy businesses will not be integrated successfully or may take longer than anticipated; the possibility that expected synergies will not be realized, or will not be realized within the expected timeframe; fluctuations in oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas volumes produced within proximity of our assets; failure or delays by our customers in achieving expected production in their natural gas projects; competitive conditions in our industry and their impact on our ability to connect natural gas supplies to our gathering and processing assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; our ability to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; timely receipt of necessary government approvals and permits, our ability to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact our ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to our substantial indebtedness, as well as other factors disclosed in Crestwood’s and Inergy’s filings with the U.S. Securities and Exchange Commission. You should read Crestwood’s and Inergy’s filings with the U.S. Securities and Exchange Commission, including their Annual Report on Form 10-K for the year ended December 31, 2012, and September 30, 2012, respectively, and their most recent Quarterly Reports and Current Reports for a more extensive list of factors that could affect results. Neither Crestwood nor Inergy assumes any obligation to update these forward-looking statements.

CONTACTS

Crestwood

Mark Stockard

832-519-2207

mstockard@crestwoodlp.com

or

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Michael Freitag / Jed Repko

212-355-4449

Inergy

Vince Grisell

816-842-8181

investorrelations@inergyservices.com.